UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

China Energy Recovery, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0843696
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7F, De Yang Garden No. 267 Qu Yang Road Hongkou District, Shanghai Shanghai, China	200081
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates	333-104647
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share
(Title of Class)

(Title of Class)

Item 1. Description of Registrant's Securities to be Registered

China Energy Recovery, Inc. (the “Registrant”) hereby incorporates by reference the description of its Common Stock to be registered hereunder in the section captioned “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-150659), as originally filed with the Securities and Exchange Commission (the “Commission”) on May 6, 2008 (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits

Exhibit #	Description	Reference
3.1	Amended and Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 7, 2008 (File No. 333-104647).

3.2	Second Corrected Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock of China Energy Recovery, Inc.	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K/A filed on May 9, 2008 (File No. 333-104647).

3.3	Bylaws	Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on April 13, 2006 (File No. 333-104647).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 17, 2008

China Energy Recovery, Inc.

By:	/s/ Qinghuan Wu
Name: Qinghuan Wu
Title: Chief Executive Officer